UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 25, 2009

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 2808,International Chamber of Commerce Tower
Fuhua Three Road, Shenzhen, PRC 518048

(Address Of Principal Executive Offices) (Zip Code)

011 86 755 8831 2115
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 25, 2009, the Audit Committee Chairman of New Dragon Asia Corp. (the “Company”) was notified that the auditor-client relationship between the Company and Crowe Horwath LLP (“CH”) had ceased due to CH's resignation.  The Audit Committee of the Board of Directors of the Company is conducting a search for a replacement firm to audit the financial statements of the Company for the fiscal year ending December 25, 2009.

The audit report of CH on the financial statements of the Company as of and for the year ended December 25,  2008 (CH did not audit any periods prior to such fiscal year) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s financial statements for the fiscal year ended December 25, 2008 (CH did not audit any periods prior to such fiscal year) and through the date of this Current Report, there were: (i) no disagreements between the Company and CH on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CH, would have caused CH to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided CH a copy of the disclosures in this Form 8-K and has requested that CH furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not CH agrees with the Company’s statements in this Item 4.01. A copy of the letter dated December 2, 2009, furnished by CH in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
16.1
Letter furnished by CH in response to the Company’s request, addressed to the Securities and Exchange Commission, dated December 2, 2009, indicating their agreement with the statements contained in the Form 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

	By:	/s/ Ling Wang
Name: Ling Wang
Title: Chief Financial Officer
Dated:December 2, 2009